TCW FUNDS, INC. - Rule 10f-3 Transactions – 6 Months Ended April 30, 2012 (Amended)

Item 77 0

Name of Security	Date of Purchase	Syndicate Members	Securities Purchased From

Midstates Petroleum Company, Inc.	4/20/2012
Goldman, Sachs & Co.
Morgan Stanley & Co. LLC
Wells Fargo Securities, LLC
Sun Trust Robinson Humphrey, Inc.
Citigroup Global Markets, Inc.
Tudor, Pickering, Holt & Co. Securities, Inc.
Barclays Capital Inc.
UBS Securities
RBC Capital Markets, LLC
Natixis Securities Americas LLC
RBS Securities Inc.
SG Americas Securities, LLC
Howard Wiel Incorporated
Johnson Rice & Company LLC
Simmons & Company International

Goldman, Sachs & Co.
Nara Cable Funding	1/26/2012

Banco Bilbao Vizcaya Agentaria
Banco Santander
Bank of America Merrill Lynch
BNP Paribas
Credit Agricole CIB
Deutsche Bank Securities Inc.
Goldman Sachs International
ING Bank NV
JP Morgan
Morgan Stanley & Co International P
Natixis
Societe Generale
JP Morgan

The affiliated entities are SG Americas Securities, LLC and Société Générale.  Securities were purchased in the offering at the public offering price.

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